Exhibit 10.2

CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (this “Agreement”) is entered into as of this 21st day of January, 2020, by and between MICT, Inc., a Delaware corporation (the “Company”) and the undersigned. All initially capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to them in the Convertible Note (as such term is defined below).

RECITALS

A.	The Company previously issued to the undersigned a convertible note due July 31, 2021 (the “Convertible Note”) pursuant to which, in accordance with the terms of the Convertible Note and subject to the limitations thereof, the undersigned may convert the Convertible Note, in whole or in part, into shares of Common Stock.
B.	The Company and the undersigned intend that the principal balance of the Convertible Note shall now be convertible into shares of newly designated Series B Convertible Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”), at any time and with no limitations, in lieu of Common Stock.
C.	Upon issuance, the Series B Preferred Stock shall not be convertible into shares of Common Stock until such time as (i) Shareholder Approval has been received with respect to the issuance by the Company of the Common Stock underlying the Series B Preferred Stock and (ii) the Charter Amendment shall have taken effect.

CONVERSION

The undersigned hereby elects to convert the entire principal balance under the Convertible Note into shares of Series B Preferred Stock according to the conditions hereof, as of the date set forth above, and agrees to waive any interest that has accrued under the Convertible Note since the date of issuance. If shares of Series B Preferred Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

The undersigned hereby represents and warrants to the Company that each and every representation and warranty made by the undersigned in the Purchase Agreement (including, without limitation, Section 3.2 thereof) is true and correct as of the date hereof.

The Company hereby represents and warrants that the shares of Series B Preferred Stock into which the Convertible Note may be converted are duly authorized, and upon issuance, such shares shall be fully paid and non-assessable.

Recitals. The undersigned and the Company hereby acknowledge that the recitals described above form a part of this Agreement and are fully incorporated herein by reference.

Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Assignment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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Conversion calculations:

Principal Amount of Note to be Converted: $2,000,000

Number of shares of Series B Preferred Stock to be issued: 1,818,181

BNN TECHNOLOGY PLC:

By:
[_____________]

Its:

COMPANY:

MICT, INC.

By:
David Lucatz

Its:	Chief Executive Officer